Exhibit 21
SUBSIDIARIES OF THE REGISTRANT
AS OF DECEMBER 31, 2015

FULL NAME OF SUBSIDIARY	PLACE OF INCORPORATION
SIRIUS INTERNATIONAL HOLDING COMPANY, INC.	NEW YORK, USA
SIRIUS AMERICA INSURANCE COMPANY	NEW YORK, USA
FUND AMERICAN HOLDINGS AB	SWEDEN
GUILFORD HOLDINGS, INC.	DELAWARE, USA
HOMELAND INSURANCE COMPANY OF DELAWARE	DELWARE, USA
LONE TREE HOLDINGS LTD.	BERMUDA
MILL SHARES HOLDINGS BERMUDA LIMITED	BERMUDA
ONEBEACON U.S. ENTERPRISES HOLDINGS, INC.	DELAWARE, USA
ONEBEACON U.S. FINANCIAL SERVICES, INC.	DELAWARE, USA
ONEBEACON U.S. HOLDINGS, INC.	DELAWARE, USA
ONEBEACON HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
S.I. HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
ATLANTIC SPECIALTY INSURANCE COMPANY	NEW YORK, USA
ONEBEACON INSURANCE GROUP LLC	DELAWARE, USA
ONEBEACON INSURANCE GROUP LTD.	BERMUDA
ONEBEACON INVESTMENTS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
PSC HOLDINGS LTD.	BERMUDA
SIRIUS INSURANCE HOLDING SWEDEN AB	SWEDEN
SIRIUS INTERNATIONAL INSURANCE CORPORATION	SWEDEN
WHITE MOUNTAINS ADVISORS LLC	DELAWARE, USA
SIRIUS GROUP HOLDINGS (NL)B.V.	NETHERLANDS
WHITE MOUNTAINS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
SIRIUS GROUP INTERNATIONAL S.A.R.L.	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS BERMUDA LTD.	BERMUDA
WHITE MOUNTAINS LIFE REINSURANCE (BERMUDA) LTD.	BERMUDA
SIRIUS BERMUDA INSURANCE COMPANY LTD.	BERMUDA
SIRIUS INTERNATIONAL GROUP, LTD.	BERMUDA
SIRIUS RE HOLDINGS, INC.	DELAWARE, USA
SIRIUS INTERNATIONAL HOLDINGS, LTD.	BERMUDA
SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.	BERMUDA
SIRIUS GROUP HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE SANDS HOLDINGS (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM ALAMEDA (GIBRALTAR) LIMITED	GIBRALTAR
WM BELVAUX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
SI CALETA (GIBRALTAR) LIMITED	GIBRALTAR
SI CUMBERLAND (GIBRALTAR) LIMITED	GIBRALTAR
WM FINDEL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM KEHLEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
SI LIMESTONE (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM LINGER (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM MERL (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM OLM (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WM QUEENSWAY (GIBRALTAR) LIMITED	GIBRALTAR
SI VIANDEN (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
SI PHOENIX (LUXEMBOURG) S.A.R.L.	LUXEMBOURG
WHITE SHOALS RE LTD.	BERMUDA
SIRIUS INTERNATIONAL CORPORATE MEMBER LIMITED	UNITED KINGDOM
SIRIUS RE UNDERWRITING SERVICES AMERICA LLC.	NEW YORK, USA

SIRIUS GLOBAL SERVICES LLC.	DELAWARE, USA
SIRIUS GLOBAL SOLUTIONS HOLDINGS COMPANY	CONNECTICUT, USA
SIRIUS GLOBAL SOLUTIONS INC	CONNECTICUT, USA
SIRIUS INTERNATIONAL HOLDINGS (NL)B.V.	NETHERLANDS
STAR RE LTD	BERMUDA
BRIDGE HOLDINGS (BERMUDA) LTD	BERMUDA
WHITE MOUNTAINS CAPITAL, INC	DELAWARE, USA
WHITE MOUNTAINS FINANCIAL SERVICES LLC	DELAWARE, USA
WHITE MOUNTAINS SERVICES LLC	DELAWARE, USA
ONEBEACON SERVICES LLC	DELAWARE, USA
SYA INSURANCE HOLDINGS (NL)B.V.	NETHERLANDS
HG GLOBAL LTD	BERMUDA
HG HOLDINGS LTD	BERMUDA
HG SERVICES LTD	BERMUDA
HG RE LTD	BERMUDA
HG (GIBRALTAR) LIMITED	GIBRALTAR
HGR (GIBRALTAR) LIMITED	GIBRALTAR
HG ROOSEVELT (LUXEMBOURG) S.A.R.L	LUXEMBOURG
HGR PATTON (LUXEMBOURG) S.A.R.L	LUXEMBOURG
WHITE MOUNTAINS INVESTMENTS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
TLP HOLDINGS (GIBRALTAR) LIMITED	GIBRALTAR
TLP HOLDINGS (LUXEMBOURG) S.A.R.L	LUXEMBOURG
OAKWOOD INSURANCE COMPANY	TENNESSEE, USA
EMPIRE INSURANCE COMPANY	NEW YORK, USA
ASHMERE INSURANCE COMPANY	ILLINOIS, USA
ALSTEAD REINSURANCE LTD	BERMUDA
WOBI INSURANCE AGENCY, LTD	ISRAEL
TRANZACT HOLDINGS LLC	DELAWARE, USA
QL HOLDINGS LLC	DELAWARE, USA
QUOTELAB, LLC	DELAWARE, USA
MEDIAALPHA VENTURES LLC	DELAWARE, USA
ABIAKA HOLDINGS LLC	DELAWARE, USA
STAR & SHIELD SERVICES LLC	DELAWARE, USA
STAR & SHIELD RISK MANAGEMENT LLC	FLORIDA, USA
STAR & SHIELD CLAIMS SERVICES LLC	FLORIDA, USA
WTM (BARBADOS) INTERNATIONAL SRL	BARBADOS
OB (BARBADOS) INTERNATIONAL SRL	BARBADOS
GRAND MARAIS CAPITAL LIMITED	UNITED KINGDOM
SPLIT ROCK INSURANCE, LTD	BERMUDA
TNUVA FINANCIT LTD	ISRAEL
TRAZUTARY HOLDINGS LLC	DELAWARE, USA
Certain other subsidiaries of the Company have been omitted since, in the aggregate, they would not constitute a significant subsidiary.